Exhibit 10.36

COMMERCIAL LEASE

This Commercial Lease, executed September 16, 2008, by and between ROSEVILLE PROPERTIES MANAGEMENT COMPANY, a Minnesota Corporation, as agent for Lexington Business Park, LLC, a Minnesota limited liability company (”Landlord”) and BIODRAIN MEDICAL, INC., a Minnesota Corporation (“Tenant”).

DEFINITIONS:

“Building” -- That certain office/warehouse building on real property located in the City of Mendota Heights, County of Dakota, State of Minnesota, containing approximately 42,600 square feet and commonly addressed as 2060 Centre Pointe Boulevard, Mendota Heights, Minnesota 55120 (See Exhibit A).

“Demised Premises” - That certain portion of the Building addressed Suite 7 signified on Exhibit A and shown on Exhibit B. The Demised Premises includes a non-exclusive easement for access to Common Areas as defined below, and all licenses and easements appurtenant to the Demised Premises. Landlord and Tenant stipulate and agree for purposes of this Lease Agreement, including the calculation of Additional Rent, that the square footage of the Demised Premises is 3,593 square feet.

“Common Areas” – The term “Common Area” refers to all areas used non-exclusively by Tenant and other tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Common Areas are available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other tenants, their employees, agents, customers and invitees, subject to reasonable rules and regulations set forth by Landlord. Landlord will ensure that at least 5 parking stalls are available within the Common Area, on an unreserved basis, for each 1,000 square feet of the Demised Premises.

In consideration for the Base Rent, Additional Rent and any additional consideration outlined in this Lease, Landlord leases to Tenant the Demised Premises under the following conditions:

1.0 TERM OF LEASE AND POSSESSION:

Landlord gives and Tenant takes possession of Demised Premises for the term (the “Term”) of Five (5) years beginning November 1, 2008 (the “Commencement Date”), and ending October 31, 2013 (the “Expiration Date”), unless terminated earlier as herein provided.

Unless otherwise stated in this Lease, Landlord shall deliver possession of the Demised Premises to Tenant in its “as-is” condition within five (5) business days following the date of lease execution, but delivery of possession prior to the Commencement Date shall not affect the expiration date of this Lease. Tenant’s possession of the Demised Premises, unless Tenant delivers written notice to Landlord within ten (10) business days of possession, shall be conclusive evidence that the Demised Premises are in good and satisfactory condition. Any occupancy by Tenant prior to the Commencement Date commences all mutual terms and obligations of this Lease, except Tenant’s obligation for Additional Rent pursuant to Section 3.0 shall not begin until October 1, 2008, and Base Rent pursuant to Section 2.0 shall begin November 1, 2008. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Demised Premises, except to the extent caused by Landlord’s, or its agents’, employees’ or contractors’ gross negligence or willful misconduct.

2.0 BASE RENT:

Landlord is due and Tenant shall pay Landlord, base rent (“Base Rent”) as scheduled:

Months 1 through 12	$3,000.00 per month
Months 13 through 24	$2,395.33 per month
Months 25 through 36	$2,467.19 per month
Months 37 through 48	$2,541.20 per month
Months 49 through 60	$2,617.45 per month

3.0 ADDITIONAL RENT:

Tenant shall reimburse to Landlord for the month of October, 2008, and thereafter, monthly, beginning November 1, 2009 (Tenant is not responsible for Additional Rent during Months 1 through 12 of this Lease) and continuing throughout the Term of the Lease, Tenant’s Share (as that term is hereinafter defined) of the following Additional Rent:

Common Area Maintenance (CAM) expenses, Real Estate Taxes/Assessments, any not separately metered Utilities as contemplated in Section 3.3 below, and any Miscellaneous Charges or Reimbursements.

Landlord may estimate annual CAM and Real Estate Taxes/Assessments expenses as a basis for reimbursement for any calendar year and invoice in monthly installments (see Exhibit C). During the Term of Lease and/or any extension of this Lease, Landlord, within 120 days of each calendar year end, will provide to Tenant a written statement of actual CAM and Real Estate Taxes/Assessments expenses. If Tenant has underpaid its share of any of these expenses, Tenant shall reimburse Landlord as invoiced within ten (10) days after receipt of such invoice. If Tenant has overpaid its share of any of these expenses, Landlord will credit such amount against the most current monthly invoice. If the Term of Lease is less than one calendar year any reimbursement(s) will be prorated based on time of occupancy for such year. Upon prior written notice to Landlord, Tenant shall have the opportunity to audit the actual CAM and Real Estate Taxes/Assessments expenses statement for a period of 90 days after receipt of said statement. Tenant waives its right to audit the actual CAM and Real Estate Taxes/Assessments expenses if Tenant fails to exercise such right during said 90 day period.

Tenant’s Share of all Additional Rent will be determined by using 3,593 square feet as the square footage of the Demised Premises, which includes Tenant’s proportionate share of any rooms considered common areas to the Building, divided by the total square footage of the Building to obtain an annual cost per square foot.

Landlord, at its election, may invoice for reimbursement(s) of any Utility usage as contemplated in Section 3.3 below.

3.1 COMMON AREA MAINTENANCE EXPENSES (CAM):

Common Area Maintenance (CAM) shall include but not be limited to maintenance, repair, replacement and care of all lighting, plumbing, roofs, parking surfaces, landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, costs of equipment purchased and used for such purposes, cleaning and cleaning supplies for the common areas, insurance premiums, management fees not to exceed five percent (5%) of gross collected rents, wages and fringe benefits of personnel employed for such work. Additionally, during the Term of this Lease, any extension and/or renewal of this Lease, CAM expenses shall include the annual cost or portion allocable to the Building of any capital improvements made to the Building by Landlord which result in a reduction of expenses or required under any governmental law or regulation that was not applicable at the time it was constructed. Such costs will be amortized over their useful life and only those portions which occur during the Term will be charged to Tenant.

Notwithstanding the foregoing, CAM shall exclude the following: (i) payments of principal and interest on any mortgage or other encumbrance on the Building; (ii) amounts reimbursable from insurance proceeds, under warranty or by Tenant, any other tenant in the Building or any other third party other than pursuant to a CAM expense provision similar to this Section; (iii) interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner (unless such failure is directly related to the failure of Tenant to pay Tenant’s Share of any such bill in a timely manner); (iv) leasing or brokerage fees; (v) depreciation; (vi) costs incurred in connection with the transfer or disposition of all or a portion of Landlord’s interest in the Building; (vii) costs of providing to other tenants services which are not available to Tenant; (viii) attorneys’ fees and other legal costs incurred as a result of defaults by, or litigation or other disputes with, other tenants of the Building; (ix) bad debt expenses or rent loss or reserves for bad debts or rent loss; (x) expenses, including permits, license, design, space planning, and inspections costs, incurred in tenant build-out, renovating or otherwise improving, modifying or decorating, painting or redecorating space for other tenants or other occupants of space; (xi) salaries, wages, benefits, or other compensation of any kind or nature paid to any officer or employee of Landlord (or any subsidiary or affiliate of Landlord) above the grade of building manager; (xii) Rentals and other related expenses incurred in the leasing of air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; (xiii) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Building, and costs of any disputes between Landlord and its employees or disputes of Landlord with third-party building management; (xiv) the cost of services provided by Landlord’s affiliates to the extent that such costs would exceed the costs of such services rendered by unaffiliated third parties on a competitive basis; and (xv) costs of correcting defects in the design or construction of the Building, the major Building systems or the material used in the construction of the Building (including latent defects in the Building or the inadequacy of design of the Building) or in the Building equipment or appurtenances thereto.

3.2 REAL ESTATE TAXES AND ASSESSMENTS:

Real Estate Taxes and Assessments shall mean all Real Estate Taxes, all assessments and any taxes in lieu thereof payable on each calendar year, which may be levied upon or assessed against the Building. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. Special Assessments will be amortized over the longest time period allowable by the taxing authority and only those portions that occur during the Term will be charged to Tenant. In the event the taxing authorities additionally include in such real estate and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items. Upon Tenant’s request, Landlord will furnish a copy of the Real Estate Tax statement.

Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

3.3 UTILITIES

Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Building. Tenant shall pay directly, when due, all charges for sewer and water usage, garbage/refuse disposal/removal and recycling, electricity, gas and other fuels, telephone/communication services and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any extension and/or renewal of this Lease which is separately metered. All other such services or sources shall be considered CAM items. If Tenant’s usage of any utility that is not separately metered is deemed disproportionate as determined by Landlord, Landlord may elect to submeter and bill Tenant accordingly. Landlord accepts no responsibility for any disruption of any utility service due to accident, natural causes or circumstances beyond Landlord’s control and/or the utility provider’s inability to deliver said service.

3.4 MISCELLANEOUS CHARGES AND REIMBURSEMENTS

Miscellaneous Charges and Reimbursements shall include, without limitation, reconciliation of Real Estate Taxes/Assessments, CAM and Utilities, service requests facilitated by Landlord at the direction of Tenant, Tenant improvement reimbursements for work requested by Tenant, notes due Landlord and any other miscellaneous charge due Landlord.

4.0 COVENANT TO PAY RENT:

The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. Base Rent and Additional Rent shall be paid without setoff, deduction, demand or counterclaim of any nature whatsoever, unless expressly authorized hereunder. All rents are due and payable, in advance, on the first day of each month during the Term of Lease and any extensions of the Lease to Landlord at:

2575 North Fairview Avenue, Suite 250

Roseville, Minnesota 55113

or such other address as Landlord shall designate to Lessee in writing.

5.0 OVERDUE PAYMENTS:

All Base Rent and Additional Rent under this Lease and any extension shall be due on the first day of each calendar month, unless otherwise specified. Service charges shall be imposed after the fifth day of each calendar month in the amount five percent (5%) of the outstanding balance due.

6.0 USE:

The Demised Premises shall be used and occupied by Tenant solely for the purposes of general office, lab, storage or related uses and Tenant agrees that such use shall be in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Demised Premises. Tenant shall promptly upon discovery discontinue any use of the Demised Premises which is not in compliance with any applicable laws, ordinances or governmental regulations. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public utility or for fire and extended coverage insurance covering the Demised Premises. Tenant shall occupy the Demised Premises, conduct its business and use reasonable efforts to control its agents, employees, invitees and visitors in such a way as is lawful, and reputable and will not permit or create any nuisance, noise, odor, or otherwise which unreasonably interferes with, annoys or disturbs any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Tenant’s use of the Demised Premises shall conform to all the Landlord’s rules and regulations relating to the use of the Building; provided that such rules and regulations do not conflict with the terms and conditions of this Lease. Outside storage on the Building of any type of equipment, property or materials owned or used on the Demised Premises by Tenant or its customers and suppliers shall not be permitted.

7.0 SECURITY AND DAMAGE DEPOSIT:

Tenant has deposited with Landlord the sum of three thousand and 00/100 dollars ($3,000.00), receipt of which is acknowledged hereby by Landlord. Landlord shall hold deposit, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the Term of Lease or any extension. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may co-mingle such deposit with Landlord’s own funds and to use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of the Term of Lease or any extension of this Lease, then Landlord, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained by Landlord due to such breach on the part of Tenant. Landlord may apply said deposit without limitation to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in the reletting of Demised Premises, and reasonable attorney's fees incurred by Landlord. Should the entire deposit or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited. Tenant’s failure to remit such security deposit within ten (10) days after receipt of such demand shall constitute a breach of this Lease. Upon the termination of this or any extension, Landlord shall return to Tenant the deposit or any remaining balance. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provision of this Lease.

In the event Landlord shall sell the Building, convey or dispose of its interest in this Lease, Landlord may assign said security deposit or any balance to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the assignee for the return and repayment of security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord.

8.0 CARE AND REPAIR OF DEMISED PREMISES:

Tenant shall, at all times throughout the Term of Lease and any extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, and sanitary condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include without limitation, the maintenance, repair, replacement, if necessary of all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks, the replacement of all broken glass, of any fixture/equipment/component of heating, ventilation, air conditioning (HVAC) systems, all lighting systems, plumbing systems and electrical systems exclusively serving the Demised Premises. In the event that an HVAC rooftop unit or ceiling hung unit heater requires replacement, the cost of such replacement shall be shared between Landlord and Tenant, Tenant’s share to be based on a ratio of the time remaining in the Term as compared to the estimated useful life of the replacement unit, unless caused by the misuse or neglect of Tenant, in which case Tenant shall contribute within ten (10) days following Landlord’s written demand an amount determined based upon the remaining useful life of the replaced unit at the time of such damage. Provided the damage was not caused by the misuse or neglect of Tenant. Tenant’s share shall be paid as Additional Rent on a monthly basis over the remainder of the Term. Landlord will not pass on Landlord’s share in

Additional Rent. Such estimations are fifteen (15) years for a roof top unit and ten (10) years for a ceiling hung unit heater under normal conditions. When used in this provision, the term "repairs" shall include replacements, and all such repairs or replacements made by the Tenant shall be of equal quality or condition that existed at the Commencement Date. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, regardless of any CAM performed by Landlord. Tenant shall maintain a minimum temperature in the Demised Premises of 40 degrees Fahrenheit during the Lease Term.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice has been given Tenant, in accordance with Article 17.0 of this Lease, Landlord may make such repairs or replacements without liability to Landlord for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, except to the extent caused by Landlord’s, or its agents’, employees’, or contractors’ gross negligence or willful misconduct, and upon completion thereof, Tenant shall pay to Landlord all costs plus ten percent (10%) for overhead incurred by Landlord in making such repairs or replacements.

Landlord shall repair, at its expense (but subject to inclusion in CAM pursuant to the provisions in Article 3.0), the structural portions of the Building, unless such repairs are required as a result of the acts of Tenant, its employs, agents, assigns or invitees, in which case the costs thereof shall be borne by Tenant and payable by Tenant to Landlord.

Except as otherwise provided herein, Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Landlord shall not be liable for damages for its performance due to causes beyond its control.

9.0 HAZARDOUS MATERIALS:

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release into or onto the Demised Premises or the Building of any biologically or chemically active or other hazardous substances, or materials. Tenant shall obtain and maintain, if required by law or regulation, a hazardous substance small generator permit and comply with all conditions thereof. Tenant shall not allow the storage or use in the Demised Premises or the Building of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the or onto the Demised Premises or the Building any such materials or substances except in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., or any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever decide to ascertain whether or not there has been any release of hazardous materials brought into or onto the Demised Premises or the Building by Tenant, its employees, agents, contractors, licensees or other Person or in connection with Tenant’s use thereof, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Demised Premises or the Building. In all events, Tenant shall indemnify Landlord from any release of hazardous materials on the Demised Premises or the Building occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term of this Lease.

10.0 PUBLIC LIABILITY INSURANCE:

Tenant shall during the Term hereof keep in full force and effect at its own expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant, on terms and with companies reasonably acceptable to Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than: $1,000,000 for injury/death to any one person; $2,000,000 for injury/death to more than one person, and $1,000,000 with respect to damage to property. Tenant shall further provide for business interruption or rent loss insurance to cover a period of not less than six (6) months. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

11.0 SIGNAGE AND DISPLAYS:

Landlord shall provide vinyl lettering on the Demised Premises exterior door identifying the Tenant’s name and the suite number of the Demised Premises. Any other sign, lettering, logo, picture, notice or advertisement proposed to be installed on or in any part of the Demised Premises and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be subject to Landlord’s “Building Standard Signage” guidelines and the proposed signage and installation thereof shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed) and shall be installed at Tenant’s sole cost and expense. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost, or damages resulting from the erection, existence, maintenance, or removal of the signage.

12.0 ALTERATIONS, INSTALLATION, FIXTURES:

Unless otherwise stated, Tenant shall not make any alterations, additions or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring, (except cabling) without the prior written consent of the Landlord (which shall not be unreasonably withheld, conditioned or delayed). In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Tenant, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s written approval (which shall not be unreasonably withheld, conditioned or delayed) of plans and specifications and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations. Landlord shall notify Tenant, at the time of such approval, if Landlord requires removal of any fixtures at Lease Expiration. Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment or furniture or trade fixtures owned by Tenant, which may be removed by Tenant at the end of the Term; provided that Tenant shall repair any damage caused to the Demised Premises or Building as a result of such removal.

13.0 ACCESS TO DEMISED PREMISES:

Landlord will provide Tenant with two (2) copies of keys to access all lockable doors in the Premises at no cost to Tenant. Tenant may make additional copies of keys at Tenant’s sole cost and expense. All keys, including duplicates made by Tenant, will be returned to Landlord at the end of the term.

Tenant agrees to permit Landlord and the authorized representatives of Landlord, upon reasonable advance notice to Tenant, to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of the Tenant’s default to perform the same. Landlord may, during the progress of any work in the Demised Premises or Building, reasonably keep and store upon the Demised Premises or Building all necessary materials, tools, and equipment. Landlord shall not in any event be liable for reasonable inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant, nor shall Tenant’s lease obligations be affected by reason of making repairs or the performance of any work, including materials handling into or through the Demised Premises or Building, but Landlord shall use reasonable efforts to minimize such impacts on Tenant and its business.

Landlord reserves the right to enter upon the Demised Premises (a) at any time in the event of an emergency and (b) at reasonable hours with reasonable notice to exhibit the Demised Premises to prospective purchasers or others; and to exhibit the Demised Premises to prospective tenants and to display "For Rent" or similar signs on windows or doors in the Demised Premises during the last one hundred twenty (120) days of the Term of this Lease, all without hindrance by Tenant.

14.0 REMOVAL OF FIXTURES:

Notwithstanding anything contained in Article 12.0, 18.0, or elsewhere in this Lease, if Landlord requests, then Tenant will promptly remove, at the sole cost and expense of Tenant, all fixtures, equipment and alterations made by Tenant, at the time Tenant vacates the Demised Premises, and Tenant will promptly restore said Demised Premises to the condition that existed immediately prior to said fixtures, equipment and alterations having been installed or made, all at the sole cost and expense of Tenant.

15.0 ASSIGNMENT OR SUBLETTING:

Tenant shall use and occupy the Demised Premises throughout the entire Term only for the purposes herein specified and for no other purposes, in the manner and substantially the extent now intended, and shall not transfer or assign this Lease or sublet the Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior consent of Landlord in each instance, which consent may be withheld by Landlord in its sole discretion, except however, Landlord shall not unreasonably withhold its consent to a sublease if the sublessee has a net worth greater than One Million Dollars . Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary, which if the consent requested is for a sublease with a sublessee purported to have a net worth greater than one million dollars must include a letter of intent and a current and complete financial statement certified by the sublessee or an officer of the sublessee if sublessee is an entity. If a sublease approval by Landlord is for a sublessee having a net worth greater than one million dollars, Landlord shall not disapprove a sublease or terms thereof that are consistent with the letter of intent provided to Landlord. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be deemed a consent or waiver of

Landlord’s right under this Article as to any subsequent assignment or subletting. Sale, assignment, or change of ownership of Tenant or a sale of all or substantially all of the assets of Tenant, will require Landlord consent, which consent may be withheld by Landlord in its sole discretion, unless Tenant provides to Landlord evidence satisfactory to Landlord, including a financial statement certified by the purchaser, assignee or successor owner evidencing the purchaser, assignee or successor owner has a net worth of not less than one million dollars and such purchaser, assignee or successor owner expressly assumes Tenant’s obligations under this Lease by an assignment in form satisfactory to Landlord (if such conditions are satisfied, herein a “Permitted Assignee”). Tenant shall provide notice to Landlord of any public offering of interests in Tenant and Landlord consent thereof shall not be required. Landlord’s right to assign this Lease is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interest of Landlord under this Lease, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder, and shall not be subject to any liability resulting, from any act or omission or event occurring after such conveyance. No such assignment or subleasing shall relieve the Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors or assigns, all of the terms, covenants, and conditions of this Lease thereafter to be performed by Tenant and such assumption is in form satisfactory to Landlord. Should Tenant sublease in accordance with the terms of this Lease, fifty percent (50%) of any increase in rental and other consideration received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.

16.0 SUCCESSORS AND ASSIGNS:

The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

17.0 NOTICES:

Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Tenant at the Demised Premises and to Landlord at the address then fixed for the payment of rent as provided in Article 4.0 of this Lease and either party may by like written notice at any time designate a different address to which notices shall subsequently by sent or rent to be paid.

18.0 SURRENDER:

On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises in good order, condition and repair (reasonable wear and tear and insured and condemnation damage excepted); warehouse area in broomclean condition; office/restroom area vacuumed and cleaned. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Demised Premises and any property not removed shall be deemed to have been abandoned. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring installed by Tenant within the Demised Premises (hereinafter “Tenant Wiring”) shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Tenant Wiring shall remain, whereupon said Tenant Wiring shall be surrendered with the Demised Premises as Landlord’s property. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease except any such items identified under Article 14.0 hereof. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability, claims, without limitation, made by any succeeding Tenant founded on such delay. Tenant shall promptly surrender all keys for the Demised Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.

19.0 HOLDING OVER:

In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a month-to-month tenant and shall pay rent for such occupancy at the rate of one and one-half times the last-current Base Rent, as well as continuing to pay the Additional Rent, prorated for the entire holding over period, plus all attorney's fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over.

20.0 ABANDONMENT:

Intentionally left blank.:

21.0 DEFAULT OF TENANT:

a.

In the event of any failure of Tenant to pay any rental due hereunder (i) within five (5) days after written notice, if there has been no prior notice of rent payment default during the preceding twelve (12) months, or otherwise (ii) within ten (10) days of when due (without any notice requirement), or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or any person shall take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor's property, or if Tenant or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, or suffer this Lease to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b.

Should Landlord elect to re-enter the Demised Premises, as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such repairs (but not alterations); third, to the payment of the rent due and unpaid hereunder, and the residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, attorney's fees, and costs, the unamortized portion of any leasehold improvements made by Landlord for Tenant and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

c.

Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including attorney's fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d.

In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including attorney's fees and costs, together with interest on all such expenses at the rate of fourteen percent (14%) per annum from the date of such breach of the covenants of this Lease until the date that such breach is cured.

e.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of any default hereunder, or otherwise. Tenant also waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices provided in this Lease, and any other notice or demand prescribed by any applicable statutes or laws.

f.

No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

22.0 EMINENT DOMAIN:

In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Building during the Term hereof, the following provisions shall apply:

a.

If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public purpose, the term of this lease shall cease and terminate as of the date possession shall be taken in such proceedings and all rentals shall be paid up to that date.

b.

If any part constituting less than the whole of the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demises Premises unsuitable for the business of the Tenant, in the reasonable opinion of Landlord and Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Building which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the reasonable opinion of the Landlord and Tenant, this Lease shall continue in full force and effect with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any of the Demised Premises taken. Landlord reserves the right, at its option, to restore the Building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within 30 days following the date possession shall be taken by the condemning authority, of Landlord’s intention to restore. Upon Landlord’s notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of condemnation or sale proceeds adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored. Proportionate Base Rent and Additional Rent shall be abated until the Demised Premises and Building are fully restored. If restoration takes longer than 180 days, subject to force majeure delays, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord.

c.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

d.

Although all damages in the event of any condemnation shall belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing and/or relocating Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease.

The provisions of this Section 22 c. and d. shall survive termination of this Lease as a result of a condemnation, eminent domain or sale under threat thereof.

23.0 RULES AND REGULATIONS:

Tenant shall observe and comply with such rules and regulations as Landlord may prescribe, on written notice to Tenant for the safety, care, cleanliness, and operation of the Building.

24.0 DAMAGE OR DESTRUCTION:

In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply:

a.

If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, not later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease.

b.

If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Landlord and Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

c.

If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Demised Premises with reasonable promptness to the condition they existed in at Lease execution, subject to ordinary wear and tear accruing thereafter, and subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided, unless restoration is estimated to take, or actually takes, longer than 180 days. Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant.

d.

In the event either of the elections to terminate is properly exercised, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e.

In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, except to the extent such destruction was caused by the negligence or breach of the terms of this Lease by Tenant, its employees, contractors or licensees, a portion of the rent based upon the extent to which the Demised Premises are rendered unsuitable shall be abated until repaired or restored. To the extent the destruction or damage was caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent shall not abate and the Tenant shall remain liable for the same.

25.0 CASUALTY INSURANCE:

a.

Landlord shall at all times during the Term of this Lease, at its expense (but subject to inclusion in CAM pursuant t o Article 3.0), maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Demised Premises or any additional improvements which Tenant may construct or install on the Demised Premises.

b.

Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c.

Provided Landlord’s insurance carrier consents, Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Demised Premises or Building or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss of damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Demised Premises resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise.

d.

In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

e.

Tenant shall during the Term, obtain and maintain in full force and effect at its sole cost and expense a policy or policies of insurance insuring all of its personal property located within the Demised Premises from time to time, as well as all tenant improvements made thereto, against loss or damage by fire, explosion or other such hazards and contingencies for the full replacement value thereof. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter from time to time upon request by Landlord that such coverage is in full force and effect.

26.0 COVENANTS TO HOLD HARMLESS:

Unless the liability for damage or loss is caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Tenant shall hold harmless Landlord from any liability for damages to any person or property in or upon the Demised Premises and the Building, including the person and property of Tenant and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages resulting from Tenant’s failure to perform the covenants of this Lease.

All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic's materialmen's or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.

27.0 NON-LIABILITY:

Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agent, employees or contractors: (i) Landlord shall not be liable for any damage to property of Tenant or of others located on the Demised Premises, nor for the loss or damage to any property of Tenant or of others by theft or otherwise; (ii) Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; (iii) Landlord shall not be liable for any such damage caused by other Tenants or persons in the Premises, occupants or adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work; and (iv) Landlord shall not be liable for any latent defect in the Demised Premises. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.

28.0 SUBORDINATION:

This Lease shall be subordinated to any mortgage that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement with the holder thereof which agreement shall provide that:

a.	Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder.

b.

In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder, and

c.	The Tenant shall recognize such holder as Landlord hereunder

Tenant shall, upon receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Demised Premises a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent or defenses to Tenant’s performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant as the case may be. Tenant shall execute and deliver any such subordination agreement, certificate, and such documents in support thereof requested by Landlord, which documents shall not modify or change the terms of this Lease, within ten (10) days of written request therefore. The failure of Tenant to do so within such time frame shall constitute an immediate default hereunder without the need for Landlord to provide any notice and/or opportunity to cure as set forth in Section 21.0 a hereof. Tenant hereby irrevocably appoints Landlord as attorney-in-fact to execute such subordination agreement, certificate or other document in support thereof in the name of Tenant upon failure of Tenant to perform its obligations under this Article 28.0 as required hereunder.

29.0 ATTORNMENT:

In the event of a sale or assignment of Landlord’s interest, in the Building in which the Demised Premises are located, or this Lease, or if the Building comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant’s peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, on demand, any reasonable attornment agreement by any such party to be executed, containing such provisions as such party may require. Landlord shall have no further obligations under this Lease for any events or obligations arising after any such assignment.

30.0 NOVATION IN THE EVENT OF SALE:

In the event of the sale of the Building, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Section 30.0, Landlord, in the event of a sale of the Building, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Building assumes and agrees to carry out all of the covenants and obligations of Landlord herein.

The Tenant agrees at any time and from time to time upon not less than ten (10) days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications, and the dates to which the base rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee or any mortgage upon the fee of the Demised Premises.

31.0 QUIET ENJOYMENT:

Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

32.0 RECORDING:

Tenant shall not record this Lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of the Memorandum of Lease for the purposes of recordation. Said Memorandum of Lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This Article 32.0 shall not be construed to limit Landlord’s right to file this Lease. Nothing herein shall prohibit or limit Tenant from providing lease information to the Securities Exchange Commission to the extent required as a condition to a public offering by Tenant.

33.0 CONSENTS BY LESSOR:

Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing.

34.0 INTENT OF PARTIES:

Except as otherwise provided herein, the Tenant covenants and agrees that if it shall any time fail to pay any cost or expense required to be paid by it, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fails to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then the Landlord may, but shall not be obligated so to do, and without notice to or demand upon the Tenant and without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as the Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at the rate of fourteen percent (14%) per annum from the date of making such expenditures, by Landlord, shall be deemed Additional Rent hereunder, and shall be payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and the Landlord shall have the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

35.0 GENERAL:

a.

The Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b.

No waiver of any default hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by a party shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.

This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.

If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.	The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

f.

Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.

g.	This Lease shall be construed under the laws of the State of Minnesota.

h.

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

i.

No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord in satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (i) recover the remaining balance of any unpaid rent or (ii) pursue any other remedy provided in this Lease.

j.	Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained.

36.0 TENANT IMPROVEMENTS:

Within five (5) days from the date of execution of this Lease, Landlord shall patch interior walls, touch up paint, clean carpet and otherwise deliver the space in a clean and rentable condition. Landlord will ensure that building systems serving the Demised Premises are in proper working, code-compliant order as of Lease execution. In addition, Landlord shall provide Tenant with a tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of one dollar ($1.00) per square foot to be used for improvements to the Demised Premises, including cabling or furniture. Tenant shall not commence any Tenant improvement work or perform any alterations to the Demised Premises before Tenant has submitted plans, specifications and copies of proposed contracts for the Tenant improvement work and Landlord has approved such plans, specifications and contracts. Landlord will provide the Tenant Improvement Allowance to Tenant within ten (10) days of Tenant submitting to Landlord copies of all receipts for payments for all Tenant improvement work, cabling, or furniture and lien waivers for all Tenant improvement work.

37.0 FORCE MAJEURE:

Either party’s failure to perform the terms and conditions of this Lease, in whole or in part, other than any term requiring the payment of money, shall not be deemed a breach or a default hereunder or give rise to any liability of such party to the other if such failure is attributable to any unforeseeable event beyond such party’s reasonable control and not caused by the negligent acts or omissions or the willful misconduct of such party, including, without limitation, flood, drought, earthquake, storm, pestilence, lightning, and other natural catastrophes and acts of God; epidemic, war riot, civic disturbance or disobedience, and act of the public enemy; fire, accident, wreck, washout, and explosion; strike, lockout, labor dispute, and failure, threat of failure, or sabotage of such party’s facilities; delay in transportation or car shortages, or inability to obtain necessary labor, materials, components, equipment, services, energy, or utilities through such party’s usual and regular sources at usual and regular prices; and any law, regulation, order or injunction of a court or governmental authority, whether valid or invalid and including, without limitation, embargoes, priorities, requisitions, and allocations or restrictions of facilities, equipment or operations. In the event of the occurrence of such a force majeure event, the party unable to perform promptly shall notify the other party.

38.0 RIGHT OF FIRST REFUSAL:

Subject to the provisions hereinafter set forth, and provided Tenant is not in default beyond any applicable notice and cure periods of the Lease, Landlord hereby grants to Tenant an ongoing right to lease (an "Expansion Option"), on the terms and conditions hereinafter set forth, all, but not part, of that 1,075 square feet of space depicted on Exhibit “D” (the "Expansion Space") in the Building for the remainder of the Term.

(a)       If, at any time and from time to time during the Term, the Expansion Space is available for lease, Tenant may deliver notice to Landlord of its intent to lease the Expansion Space (an “Expansion Notice”) commencing (“Expansion Space Commencement Date” if expansion is pursuant to this sentence) within thirty (30) days of written notice on the terms outlined in this section. And, if, at any time and from time to time during the Term, the Expansion Space is available for lease and a Third Party Proposal (as hereinafter defined) exists for the Expansion Space, then Landlord shall, before leasing such Expansion Space, promptly notify Tenant in writing (a "Refusal Notice") of the existence of the Third Party Proposal. Tenant may, within five (5) business days after its receipt of the Refusal Notice, elect to exercise its Expansion Option to lease the Expansion Space as of the date set forth in the Third Party Proposal for commencement of the term of lease (the "Expansion Space Commencement Date" if expansion is pursuant to this sentence) on the terms set forth in this Lease except as modified in Sections 38.0 (b) and (c) below. As used in this Lease, the term "Third Party Proposal" shall mean a general understanding in writing (which may be non-binding) between Landlord and a prospective tenant on the terms of a bona fide proposal to lease the Expansion Space.

(b)       Notwithstanding the duration of the term set forth in the Third Party Proposal, Tenant shall, if it validly exercises its Expansion Option pursuant to this Section 38.0, lease the Expansion Space for the remainder of the Term.

(c)       If Tenant has validly exercised an Expansion Option pursuant to this Section 38.0, then, effective as of the Expansion Space Commencement Date, provided that the Lease is then in full force and effect, the Expansion Space shall be included in the Demised Premises, subject to all of the agreements, terms and conditions of this Lease, with the following exceptions and modifications:

(i)        the square footage of the Demised Premises shall be increased by 1,075 square feet which Landlord and Tenant hereby stipulate and agree is the square footage of the Expansion Space for purposes of this Lease, including the calculation Additional Rent hereunder;

(ii)       the term of the demise covering such Expansion Space shall commence on the Expansion Space Commencement Date for such Expansion Space, and shall expire at the end of the Term;

(iii)      the Base Rent for the Expansion Space during the remainder of the Term shall be $806.25 per month and shall be payable in advance on the first day of each month (the monthly Base Rent shall be prorated for the number of days of occupancy during the month of the Expansion Space Commencement Date); and

(iv)      the Expansion Space shall be delivered "as is" with all faults except if the Expansion Space Commencement Date is on or before October 1, 2011, Landlord will provide, at its sole cost and expense, improvements for a walkthrough connection, up to five feet in width and in a location acceptable to Landlord, between the original Demised Premises and the Expansion Space.

(d)       Tenant’s right under this Article 38.0 is a one (1) time right and may be exercised only once.

(e)       If Tenant does not timely exercise an Expansion Option to lease the Expansion Space, then Tenant's Expansion Option with respect to the Expansion Space shall thereupon terminate and Tenant shall thereafter have no further right under this Section 38.0 to lease the Expansion Space. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Expansion Option, but failed to provide Landlord with a notice of exercise within the five (5) business day period provided in paragraph (a) above, and (ii) Landlord does not enter into a lease for the Expansion Space within a period of one hundred twenty (120) days following the Refusal Notice, Tenant shall once again have an Expansion Option with respect to the Expansion Space.

(f)        Upon the valid exercise by Tenant of an Expansion Option to lease the Expansion Space, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written supplement to the Lease incorporating the terms, conditions and provisions applicable to the Expansion Space as determined pursuant to this Section 38.0.

(g)       Tenant may only exercise an Expansion Option, and an exercise thereof shall only be effective, if, at the time of Tenant's exercise of such Expansion Option and on the pertinent Expansion Space Commencement Date, the Lease is in full force and effect and Tenant is not in default under the Lease beyond any applicable notice and cure periods set forth in the Lease, and (inasmuch as the Expansion Options are intended only for the benefit of the original Tenant named in the Lease) the Premises are occupied by the original Tenant named herein or a Permitted Assignee (as defined in Section 15.0) and said Tenant has not assigned the Lease (except to a Permitted Assignee) or sublet any portion of the Premises. Without limitation of the foregoing, no sublessee or assignee (other than a Permitted Assignee) shall be entitled to exercise any right hereunder, and no exercise of any right hereunder by the original Tenant named herein shall be effective if Tenant assigns the Lease (other than to a Permitted Assignee) or subleases any portion of the Premises prior to the pertinent Expansion Space Commencement Date.

(h)       If, for any reason, Landlord shall be unable to deliver possession on the pertinent Expansion Space Commencement Date for the Expansion Space, Landlord shall not be subject to any liability for failure to deliver possession of such Expansion Space. Such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of the Lease either as to the Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Base Rent and Additional Rent shall not commence as to the Expansion Space until Landlord delivers possession.

39.0 RIGHT OF RELOCATION OF TENANT:

Landlord shall have a one-time right during the Term to relocate Tenant to alternative space within the Building upon not less than ninety (90) days written notice so long as such alternative space is substantially equivalent to the Demised Premises, in terms of size, configuration, and access. Landlord and Tenant agree to cooperate in good faith in connection with any required Tenant improvements in connection with such alternative space, which shall in any event be consistent with the level of finish of the initial Tenant improvements provided by Landlord in connection with the Demised Premises, and in connection with Tenant’s move to the alternative Demised Premises. Landlord shall pay all reasonable costs associated with effecting such move, including moving expenses, changes in letterhead, stationary, or marketing materials, cabling or other Tenant improvement changes, but shall not otherwise be liable to Tenant hereunder in connection with such relocation. This right of Landlord to relocate Tenant shall terminate and this Section 39.0 shall be of no further force or effect upon Tenant’s exercise of its Expansion rights under Section 38.0 and occupancy of the Expansion Space.

40.0 LANDLORD DEFAULT AND TENANT’S REMEDIES:

If Landlord defaults under the terms of this Lease, Tenant shall deliver to Landlord written notice listing the alleged default(s) and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default, or if the alleged default cannot reasonably be cured within such thirty (30) day period, to commence action and proceed diligently to cure such alleged default. If Landlord fails to cure a default within the specified time frame, Tenant shall have, in addition to any remedies in law or equity, the right to cure Landlord’s default and Landlord shall reimburse Tenant, within thirty (30) days after receipt of a detailed invoice therefore, for all reasonable costs incurred by Tenant, including without limitation attorneys’ fees and costs, in connection with the such default and cure. If Landlord fails to so reimburse Tenant, Tenant shall have the right to offset such unpaid amounts against monthly Base Rent until paid in full.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this lease in form and manner sufficient to bind them at law, as of the day and year first above written.

LANDLORD: ROSEVILLE PROPERTIES MANAGEMENT COMPANY, as agent for Lexington Business Park, LLC	TENANT: BIODRAIN MEDICAL, INC

Signature	Signature

Name (print)	Name (print)

Title	Title

Date Signed	Date Signed

1212794.1

EXHIBIT A

SITE PLAN

EXHIBIT B

FLOOR PLAN

EXHIBIT C

COMMON AREA MAINTENANCE

CENTRE POINTE BUSINESS PARK I

2060 Centre Pointe Boulevard, Mendota Heights

2008       ESTIMATED COMMON AREA MAINTENANCE ICANI) EXPENSES

Bldg. SF:	42690

========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========

	$/Year	$/$F1Yr		Rationale

Property/Liability Insurance	$5,500	$0.13		Annual premium
Snow Removal	56.000	$0.14		Nov-March contract pills salt/sand
Oro ends Care	$10,000	$0.23		Apr-Oct contracts; lawn, flowers, irrigation
Roof Repair	$300	$0.01		Annual inspection, repairs
Parking Lot Repair/Replacement	$600	$0.01		Repairs, sweeping, striping
Building Maintenance/Window Wash	$1,000	$0.02		Entries monthly, exterior 2x
Maintenance Labor	$1.800	$0.04		Estimate of 2 hours/month @ $75/hr.
HVAC Scheduled Maintenance	$4,200	$0.10		4x/yr inspection/filters/belts/condenser wash
Misc. Building Repairs	$300	$0.01		Estimate
Maintenance Supplies	$200	$0.00		Estimate
Exterior Lighting	$3,200	$0.08		Estimate on exterior building lighting
Fire/Life Safety	$2,000	$0.05		Monitor contract, 2 phone lines, annual inspection
Pest Control	$800	$0.02		Service contract
Trash/recycle	$3,800	$0.09		Estimate on 1x/week collection
Administration/Management Fees	$24,000	$0.56		Estimate on 4% of collected gross rent
TOTALS:	$63,700	$1.50	/SF/Yr

2008 Est Property Tax:		$2.48	/SF/Yr

***Utilities are additional – Sewer/Water billed pro-rata, gas/electric separately metered and billed directly.

[IS THE *** REGARDING SEPARATELY METERED UTILITIES CORRECT?]

EXHIBIT D

EXPANSION SPACE